Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of February 28, 2005 (the “Effective Date”), by and between OXIS International, Inc., a Delaware corporation (the “Company”), and Steven T. Guillen (“Purchaser”).

RECITALS

WHEREAS, the Company regards Purchaser as a valuable contributor to the Company and has determined that it would be in the interest of the Company to sell the Stock (as defined below) provided for in this Agreement to Purchaser as an incentive for continued service with the Company and increased achievements in the future by Purchaser;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

AGREEMENT

1. Restricted Stock Purchase.

(a) Contemporaneously with the execution of this Agreement, the Company will issue and sell to Purchaser six hundred thousand (600,000) shares of Common Stock of the Company (the “Stock”) for consideration of $0.40 per share (the “Purchase Price”). Payment for the Stock in the amount of the Purchase Price multiplied by the number of shares issued hereunder, two hundred forty thousand dollars ($240,000), shall be made to the Company upon execution of this Agreement in cash, check or wire transfer. All shares of Stock issued hereunder shall be deemed issued to Purchaser as fully paid and nonassessable shares, and Purchaser shall have all rights of a stockholder with respect thereto, including the right to vote, receive dividends (including stock dividends), participate in stock splits or other recapitalizations, and exchange such shares in a merger, consolidation or other reorganization. The Company shall pay any applicable stock transfer taxes.

(b) The Stock purchased hereunder is being issued out of the Company’s 2003 Stock Incentive Plan. It is intended that the Stock is being purchased at a price equal to or exceeding the current fair market value of the Stock on the date hereof, and the Purchaser is fully vested in such Stock.

(c) The term “Stock,” in addition to the shares purchased pursuant to this Agreement, also refers to all securities received in replacement of the Stock, as a stock dividend or as a result of any stock split, recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Stock.

2. Investment Representations.

(a) This Agreement is made in reliance upon the Purchaser’s representation to the Company, which by its acceptance hereof the Purchaser hereby confirms, that the shares of Stock to be received by him will be acquired for investment for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of his property shall at all times be within his control. The Purchaser also represents and warrants that he has sufficient business and financial experience to enable him to protect his own interests in connection with the purchase of Stock hereunder.

(b) The Purchaser understands that as long as the Purchaser is an “affiliate” of the Company (as defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Rule 144”)) the Stock may be sold, transferred or otherwise disposed of only in accordance with the applicable provisions of Rule 144. The Purchaser further understands that, as long as he is an executive officer of the Company (or otherwise has access to material non-public information), he must comply with the Company’s insider trading policies and the applicable provisions of Section 16 of the Securities Exchange Act of 1934, as amended (and regulations promulgated thereunder).

3. Delaware Law. This agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware.

4. Notice. Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at the office of the Company at 6040 N. Cutter Circle, Suite 317, Portland, Oregon 97217-3935, and any notice to be given to Purchaser shall be addressed to him at the address given by Purchaser beneath his signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

5. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context permits, “Purchaser” as used in this Agreement shall include Purchaser’s executor, administrator or other legal representative or the person or persons to whom Purchaser’s rights pass by will or the applicable laws of descent and distribution.

6. Oregon Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE DIVISION OF FINANCE & CORPORATE SECURITIES OF THE STATE OF OREGON, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION UNDER THE LAWS OF THE STATE OF OREGON. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

IN WITNESS WHEREOF, the parties hereto have duly executed this Purchaser’s Stock Purchase Agreement as of the date first above written.

COMPANY:		PURCHASER:

OXIS INTERNATIONAL, INC.		STEVEN T. GUILLEN

By:	/s/ Manus O’Donnell	By:	/s/ Steven T. Guillen
	Manus O’Donnell, its Acting Chief Operating Officer		Steven T. Guillen, an individual

Address:	OXIS International, Inc. 6040 N. Cutter Circle, Suite 317 Portland, Oregon 97217-3935	Address:	Steven T. Guillen 334 Blackfield Drive Tiburon, California 94920